Exhibit 99.1

MOHAWK INDUSTRIES, INC. ANNOUNCES

THIRD QUARTER EARNINGS

Calhoun, Georgia, November 3, 2011—Mohawk Industries, Inc. (NYSE:MHK) today announced 2011 third quarter net earnings of $47 million and diluted earnings per share (EPS) of $0.68. Adjusted net earnings were $57 million and EPS was $0.83 excluding the unusual items. For the third quarter of 2010, the net earnings were $51 million and EPS was $0.74 both as reported and excluding unusual items. Net sales for the third quarter of 2011 were $1.4 billion increasing 10% as reported and 8% with a constant exchange rate. Our cash position at the end of the quarter remains strong with $276 million and our net debt to adjusted EBITDA ratio was 2.1.

For the nine months ended October 1, 2011, net sales were $4.3 billion, an increase of approximately 5% as reported and 4% with a constant exchange rate. For the nine-month period, net earnings and EPS were $131 million and $1.90, respectively. Excluding unusual items, net earnings were $152 million and EPS was $2.21. For the nine months ended October 2, 2010, net earnings were $140 million and EPS was $1.99. Excluding unusual items in 2010, net earnings were $128 million and EPS was $1.86.

Commenting on the third quarter results, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “The Company’s third quarter results reflect an improvement in sales and earnings over last year even with increased raw material costs and consumer reluctance to invest in renovation projects. Sales in both the residential and commercial categories expanded with commercial renovation leading the growth and new residential continuing to lag. Each segment continues to lower costs with new processes, reduced infrastructure and investment in more efficient assets.”

Our Mohawk segment net sales improved 6% as we improved our position and grew in both residential and commercial categories. Operating margins were lower due to price increases lagging material inflation as well as continued pressure on our product mix as consumers remain cautious about larger discretionary investments. During the quarter, residential sales grew across most channels and product categories. Commercial sales momentum continued from the previous quarter, with both broadloom and carpet tile achieving gains. During 2011, we implemented two price increases that were fully realized by the end of the third quarter. During the period, raw material costs were greater than anticipated and the higher expense will impact our fourth quarter costs and margins. We have implemented hundreds of manufacturing initiatives yielding significant cost savings in 2011.

Our Dal-Tile segment net sales grew almost 11% during the period with both residential and commercial categories showing gains with product mix continuing to decline. In the comparable 2010 period, business was lower than expected due to the flooding in our Mexican facility from Hurricane Alex. During the quarter, we increased sales in all channels with particular strength in home centers due to additional commitments for our innovative mosaics, wall tile and porcelain tile. Our Mexican ceramic sales grew significantly on a local basis as we enhanced our penetration with new products and broader distribution. We have implemented new manufacturing processes to lower raw material costs, improve efficiency, reduce production runs and improve distribution costs.

Our Unilin net sales increased approximately 19% as reported and 11% with a constant exchange rate. Sales in Europe increased across most channels and regions, and our price increases are beginning to catch up with the raw material inflation. We are implementing additional price increases for roof panels and insulation boards to offset further inflation in those products. Innovation in board manufacturing processes is enhancing our efficiency and material yields. Despite challenging market conditions, our European flooring products grew by capitalizing on the strength of our Quick-Step brand, growing our participation in the DIY channel, and expanding our wood flooring category. In the U.S., sales of our laminate flooring grew through expanded programs in all channels. We completed our Russian laminate flooring plant on schedule and are initiating production. We acquired the largest laminate and wood flooring distributor in Australia, which expands our strategy of getting closer to our customers and becoming more responsive to local markets.

Mohawk’s strategy to maximize our long term results is reflected in our international expansion in Mexico, Russia, China and Australia, new technologies to increase value, innovative product categories like Didit click furniture and process enhancements to lower our cost position across the enterprise. We remain confident in the future of our business and will continue to adjust our tactics as economic conditions change. In the fourth quarter, we will be impacted by higher third quarter raw material costs; however we are currently seeing some moderation which will benefit next year. We will consider further price increases as appropriate and implement additional cost reductions to improve the business. With these factors, our fourth quarter guidance for earnings is $0.67 to $0.76 per share, excluding any restructuring costs.

Our strategy in this environment focuses on lowering our cost infrastructure, creating innovative products, maintaining a strong balance sheet and targeting new investments for future growth. Although the macro outlook is somewhat uncertain, we believe our results for next year will reflect continued improvement.

Mohawk is a leading supplier of flooring for both residential and commercial applications. Mohawk offers a complete selection of carpet, ceramic tile, laminate, wood, stone, vinyl, and rugs. These products are marketed under the premier brands in the industry, which include Mohawk, Karastan, Lees, Bigelow, Durkan, Daltile, American Olean, Unilin and Quick-Step. Mohawk’s unique merchandising and marketing assist our customers in creating the consumers’ dream. Mohawk provides a premium level of service with its own trucking fleet and local distribution in the U.S. Mohawk’s operational international presence includes China, Europe, Malaysia, Mexico and Russia.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

There will be a conference call Friday, November 4, 2011 at 11:00 AM Eastern Time.

The telephone number to call is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.

Conference ID # 17731505. A conference call replay will also be available until November 18, 2011 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 17731505

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net sales	$1,442,512	1,309,552	4,263,961	4,056,874
Cost of sales	1,084,889	964,620	3,182,499	2,995,940
Gross profit	357,623	344,932	1,081,462	1,060,934
Selling, general and administrative expenses	266,159	259,750	832,214	832,405
Operating income	91,464	85,182	249,248	228,529
Interest expense	25,132	30,046	77,487	102,985
Other (income) expense, net	13,413	(4,641)	13,794	(8,628)
Earnings before income taxes	52,919	59,777	157,967	134,172
Income tax expense (benefit)	5,223	7,513	23,639	(8,327)
Net earnings	47,696	52,264	134,328	142,499
Net earnings attributable to noncontrolling interest	(1,050)	(1,170)	(3,337)	(2,786)
Net earnings attributable to Mohawk Industries, Inc.	$46,646	51,094	130,991	139,713
Basic earnings per share attributable to Mohawk Industries, Inc. (1)	$0.68	0.74	1.91	1.99
Weighted-average common shares outstanding - basic	68,759	68,593	68,725	68,567
Diluted earnings per share attributable to Mohawk Industries, Inc. (1)	$0.68	0.74	1.90	1.99
Weighted-average common shares outstanding - diluted	68,954	68,773	68,946	68,764

(1)	Basic earnings per share attributable to Mohawk Industries, Inc. for the nine months ended October 2, 2010, includes a decrease of approximately $0.05, and diluted earnings per share attributable to Mohawk Industries, Inc. for the nine months ended October 2, 2010, includes a decrease of approximately $0.04, related to the change in fair value for a redeemable noncontrolling interest in a consolidated subsidiary of the Company.

Other Financial Information

(Amounts in thousands)

Net cash provided by operating activities	$109,598	121,417	138,188	210,394
Depreciation and amortization	$74,207	72,956	222,804	222,251
Capital expenditures	$69,741	39,101	182,260	86,240

Consolidated Balance Sheet Data

(Amounts in thousands)

	October 1, 2011	October 2, 2010
ASSETS
Current assets:
Cash and cash equivalents	$276,156	365,835
Receivables, net	775,421	697,491
Inventories	1,132,073	996,271
Prepaid expenses and other current assets	125,007	114,876
Deferred income taxes	131,931	119,729
Total current assets	2,440,588	2,294,202
Property, plant and equipment, net	1,696,182	1,680,541
Goodwill	1,389,430	1,389,057
Intangible assets, net	634,164	710,934
Deferred income taxes and other non-current assets	117,204	117,176
	$6,277,568	6,191,910
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$438,300	351,486
Accounts payable and accrued expenses	774,939	779,825
Total current liabilities	1,213,239	1,131,311
Long-term debt, less current portion	1,173,038	1,303,151
Deferred income taxes and other long-term liabilities	439,798	441,948
Total liabilities	2,826,075	2,876,410
Noncontrolling interest	32,758	34,121
Total stockholders’ equity	3,418,735	3,281,379
	$6,277,568	6,191,910

Segment Information

(Amounts in thousands)

	Three Months Ended		As of or for the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010

Net sales:
Mohawk	$754,470	713,481	2,203,699	2,177,646
Dal-Tile	381,891	345,074	1,105,775	1,050,088
Unilin	329,514	276,594	1,018,443	890,859
Intersegment sales	(23,363)	(25,597)	(63,956)	(61,719)
Consolidated net sales	$1,442,512	1,309,552	4,263,961	4,056,874

Operating income (loss):
Mohawk	$30,946	31,127	79,187	74,100
Dal-Tile	33,073	33,913	82,911	77,432
Unilin	33,048	24,640	105,507	93,434
Corporate and eliminations	(5,603)	(4,498)	(18,357)	(16,437)
Consolidated operating income	$91,464	85,182	249,248	228,529

Assets:
Mohawk			$1,810,191	1,652,737
Dal-Tile			1,735,718	1,677,957
Unilin			2,569,103	2,542,233
Corporate and eliminations			162,556	318,983
Consolidated assets			$6,277,568	6,191,910

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net earnings attributable to Mohawk Industries, Inc.	$46,646	51,094	130,991	139,713
Unusual items:
Unrealized foreign currency losses (1)	9,085	—	9,085	—
Business restructurings	2,186	3,330	15,513	12,263
Debt extinguishment costs	1,116	—	1,116	7,514
Acquisitions purchase accounting	—	1,713	—	1,713
U.S. customs refund	—	(5,765)	—	(5,765)
Discrete tax items, net	—	—	—	(24,407)
Income taxes	(1,761)	760	(4,597)	(2,999)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$57,272	51,132	152,108	128,032

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc. (2)	0.83	0.74	2.21	1.86
Weighted-average common shares outstanding - diluted	68,954	68,773	68,946	68,764

(1)	Unrealized foreign currency losses for certain of the Company’s consolidated foreign subsidiaries that measure financial conditions and results using the U.S. dollar rather than the local currency.
(2)	Diluted earnings per share attributable to Mohawk Industries, Inc. for the nine months ended October 2, 2010, excludes approximately $0.04 related to the change in fair value for a redeemable noncontrolling interest in a consolidated subsidiary of the Company.

Reconciliation of Total Debt to Net Debt

(Amounts in thousands)

October 1, 2011
Current portion of long-term debt	$438,300
Long-term debt, less current portion	1,173,038
Less: Cash and cash equivalents	276,156
Net Debt	$1,335,182

Reconciliation of Operating Income to Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended				Trailing Twelve Months Ended October 1, 2011
	December 31, 2010	April 2, 2011	July 2, 2011	October 1, 2011
Operating income	$85,640	56,084	101,700	91,464	334,888
Other (expense) income	1,037	(15)	396	(13,413)	(11,995)
Unrealized foreign currency losses (1)	—	—	—	9,085	9,085
U.S. customs refund	1,965	—	—	—	1,965
Net earnings attributable to noncontrolling interest	(1,678)	(1,096)	(1,191)	(1,050)	(5,015)
Depreciation and amortization	74,522	74,253	74,344	74,207	297,326
EBITDA	161,486	129,226	175,249	160,293	626,254
Business restructurings	—	6,813	6,514	2,186	15,513
Adjusted EBITDA	$161,486	136,039	181,763	162,479	641,767

Net Debt to Adjusted EBITDA					2.1

(1)	Unrealized foreign currency losses for certain of the Company’s consolidated foreign subsidiaries that measure financial conditions and results using the U.S. dollar rather than the local currency.

Reconciliation of Net Sales to Adjusted Net Sales

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net sales	$1,442,512	1,309,552	4,263,961	4,056,874
Adjustments to net sales:
Exchange rate	(22,724)	—	(57,554)	—
Adjusted net sales	$1,419,788	1,309,552	4,206,407	4,056,874

Reconciliation of Segment Net Sales to Adjusted Segment Net Sales

(Amounts in thousands)

	Three Months Ended
Unilin	October 1, 2011	October 2, 2010
Net sales	$329,514	276,594
Adjustment to net sales:
Exchange rate	(21,205)	—
Adjusted net sales	$308,309	276,594

Reconciliation of Operating Income to Adjusted Operating Income

(Amounts in thousands)

	Three Months Ended
	October 1, 2011	October 2, 2010
Operating income	$91,464	85,182
Adjustments to operating income:
Business restructurings	2,186	3,330
Adjusted operating income	$93,650	88,512
Adjusted operating margin as a percent of net sales	6.5%	6.8%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income

(Amounts in thousands)

	Three Months Ended
Mohawk	October 1, 2011	October 2, 2010
Operating income	$30,946	31,127
Adjustments to operating income:
Business restructurings	2,186	1,292
Adjusted operating income	$33,132	32,419
Adjusted operating margin as a percent of net sales	4.4%	4.5%

Dal-Tile
Operating income	$33,073	33,913
Adjustments to operating income:
Business restructurings	—	1,223
Adjusted operating income	$33,073	35,136
Adjusted operating margin as a percent of net sales	8.7%	10.2%

Unilin
Operating income	$33,048	24,640
Adjustments to operating income:
Business restructurings	—	815
Adjusted operating income	$33,048	25,455
Adjusted operating margin as a percent of net sales	10.0%	9.2%

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes

(Amounts in thousands)

	Three Months Ended
	October 1, 2011	October 2, 2010
Earnings before income taxes	$52,919	59,777
Unusual items:
Unrealized foreign currency losses (1)	9,085	—
Business restructurings	2,186	3,330
Debt extinguishment costs	1,116	—
Acquisitions purchase accounting	—	1,713
U.S. customs refund	—	(5,765)
Adjusted earnings before income taxes	$65,306	59,055

(1)	Unrealized foreign currency losses for certain of the Company’s consolidated foreign subsidiaries that measure financial conditions and results using the U.S. dollar rather than the local currency.

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense

(Amounts in thousands)

	Three Months Ended
	October 1, 2011	October 2, 2010
Income tax expense	$5,223	7,513
Unusual items:
Income taxes	1,761	(760)
Adjusted income tax expense	$6,984	6,753

Adjusted income tax rate	11%	11%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses

(Amounts in thousands)

	Three Months Ended
	October 1, 2011	October 2, 2010
Selling, general and administrative expenses	$266,159	259,750
Adjustments to selling, general and administrative expenses:
Exchange rate	(3,920)	—
Adjusted selling, general and administrative expenses	$262,239	259,750
Adjusted selling, general and administrative expenses as a percent of net sales	18.2%	19.8%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods.